EX-99.(g)(2)(A)



                              SUBADVISORY AGREEMENT

               THIS SUBADVISORY AGREEMENT is made and entered into as of January
12, 2005, between AIG SUNAMERICA ASSET MANAGEMENT CORP. (the "Adviser"), a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and AIG GLOBAL INVESTMENT CORP. (the "Subadviser"), a New Jersey corporation also registered under the Advisers Act.

                               W I T N E S S E T H

               WHEREAS, the Adviser, pursuant to an Advisory Agreement (the Advisory Agreement") with SunAmerica Senior Floating Rate Fund, Inc., a Maryland Corporation (the "Fund"), has been retained to act as investment adviser for the Fund; and

               WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, the Adviser desires to retain the Subadviser to provide a continuous investment program for the Fund, and the Subadviser is willing to render those services subject to the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, the parties agree as follows:

1.       INVESTMENT DESCRIPTION; APPOINTMENT AS SUBADVISER

               The  Fund  desires  to  employ  its  capital  by  investing   and
         reinvesting in securities of the kind and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information relating to the Fund as may be in effect from time to time (collectively, the "Prospectus") and which are filed with the SEC as part of the Fund's Registration Statement on Form N-2, as amended from time to time, and in such manner and to such extent as may be approved by the Board of Directors of the Fund. A copy of the Prospectus has been provided to the Subadviser. The Adviser retains the Subadviser to act as investment adviser for and to manage the Fund's Assets subject to the supervision of the Adviser and the Board of Directors of the Fund and subject to the terms of this Agreement, and the Subadviser accepts that employment. In this capacity, the Subadviser will be responsible for the investment management of the Fund's assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Fund have no objection to those activities and such other activities as more fully described in the Subadviser's Part II of its Form ADV referenced in Section 7(d).

2.       DUTIES OF THE SUBADVISER

         a.    INVESTMENTS.  The  Subadviser  is  authorized  and  directed  and agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Prospectus and subject to the directions of the Adviser and the Fund's Board of Directors, to purchase, hold and sell investments for the Fund ("Fund Investments") and to monitor on a continuous basis the performance of such Fund Investments. Subject to the supervision of the Board of Directors and the Adviser and the terms and conditions of this Agreement, including without limitation section 2(b), the Subadviser will: (1) manage the Fund Investments in accordance with the Fund's investment objective, policies and limitations as stated in the Prospectus; (2) make investment decisions for the Fund; (3) place purchase and sale orders for portfolio transactions for the Fund, including the manner,


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               method and timing of such investment transactions; and (4) manage otherwise uninvested Fund cash. In providing these services, the Subadviser will formulate and implement a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund Investments. The Adviser agrees to provide to the Subadviser such assistance as may be reasonably requested by the
               Subadviser  in  connection   with  its   activities   under  this
               Agreement, including, without limitation, information concerning the Fund, its funds available (or to become available) for investment, and generally as to the condition of the Fund's affairs.

         b. COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Subadviser will act in conformity with the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Directors of the Fund and will comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other federal and state laws and regulations applicable to its services under this Agreement.

               The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser will, in the performance of its duties and obligations under this Agreement, manage the Fund Investments consistent with such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act and the rules and regulations under this Agreement, and that the Subadviser will have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus.

               In fulfilling these requirements and its other requirements and obligations under this Agreement, the Subadviser will be entitled to rely on and act in accordance with (1) information provided to it by the Fund's administrator, fund accountant, custodian or other service provider and (2) instructions, which may be standing instructions, from the Adviser. The Adviser agrees to provide or cause to be provided to the Subadviser on an ongoing basis upon request by the Subadviser, such information as is requested by the Subadviser for the performance of its obligations under this Agreement, and the Subadviser will not be in breach of any term of this Agreement or be deemed to have acted negligently if the Adviser fails to provide or cause to be provided such information and the Subadviser relies on the information most recently provided to it.

         c. VOTING OF PROXIES. The Fund has appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors. With respect to certain vote items, a Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund. The Subadviser shall not have responsibilities in connection with proxy voting for a Fund unless it is affirmatively requested to make a proxy voting recommendation.

         d. AGENT. Subject to any other written instructions of the Adviser or the Fund, the Subadviser is hereby appointed the Adviser's and the Fund's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser

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               will be requested by brokers,  dealers,  counterparties and other persons in connection with its management of the assets of the Fund.

         e. PORTFOLIO TRANSACTIONS. Subject to the approval of the Board of Directors of the Fund, the Subadviser, in carrying out its duties hereunder, may cause the Fund to pay a broker-dealer which furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the "34 Act"), a higher commission than that which might be charged by another broker- dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Subadviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 34 Act).

               It is recognized that the services provided by such brokers or other entities may be useful to the Subadviser in connection with the Subadviser's services to other clients.

               On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but is under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In that event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

         f. CERTAIN TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; PROVIDED, HOWEVER, the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if the transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated under both those acts.

               The Subadviser, including its Access Persons (as defined in Rule 17j-1(e) under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which will comply in all material respects with Rule 17j-1, as amended from time to time). On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Fund's assets or (ii) identify any material violations that have occurred with respect to the Fund's assets. In addition, the Subadviser will report at least annually to the Adviser concerning any other violations of the Subadviser's Code of Ethics that required significant remedial action and that were not previously reported.

         g. BOOKS AND RECORDS. Pursuant both to the 1940 Act and the Advisers Act and the rules and regulations promulgated under those acts, the Subadviser will maintain separate books and records of all matters pertaining to its management of the Fund's assets. The Fund's books and records will be available to the Adviser at any time upon reasonable request during normal business hours and will be available for telecopying without unreasonable delay to the Adviser during any day that the Fund is open for business.

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         h.    INFORMATION CONCERNING FUND INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Fund may reasonably request (but no less often than quarterly), the Subadviser will furnish or cause to be furnished the requesting party reports on portfolio
               transactions   and  reports  on  Fund  Investments  held  in  the
               portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser
               promptly  of  changes  in  portfolio  managers   responsible  for
               Subadviser Assets or of changes in the control of the Subadviser. The Subadviser will make available its officers and employees to meet with the Fund's Board of Directors in person on reasonable notice to review the Fund Investments and the Subadviser will report to the Board of Directors in writing on the Fund Investments monthly.

         i. CUSTODY ARRANGEMENTS. The Subadviser will on each business day provide the Adviser and the Fund's custodian such information as the Adviser and the Fund's custodian may reasonably request relating to all transactions concerning the Fund Investments including, without limitation, recommendations, in accordance with policies and procedures established by the Directors, as to the fair value of securities for which market quotes are not available.

3.       INDEPENDENT CONTRACTOR

               In the performance of its duties under this Agreement, the Subadviser is an independent contractor and unless otherwise expressly provided in this Agreement or otherwise authorized in writing, will have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

4.       EXPENSES

               During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage fees and commissions and other transaction charges, if any) purchased for the Fund. The Subadviser will not be responsible for any expenses of the operations of the Fund including, without limitation, brokerage fees and commissions and other transaction charges, if any. The Subadviser will not be responsible for the Fund's or the Adviser's expenses. The Subadviser shall be responsible for travel expenses (airfare, meals, lodging and other transportation) undertaken at the request of the Adviser ("Travel Expenses") in an amount not to exceed $50,000 per annum. Travel Expenses in excess of $50,000 per annum shall be borne by the Adviser. In addition, it is understood and acknowledged that the Subadviser shall not be responsible for legal fees and expenses incurred for advice in connection with the actual or pending bankruptcy, restructuring or default of Fund assets.

5.       COMPENSATION

         a. The Adviser will pay the Subadviser a fee, computed daily and paid monthly on or before the last business day of the month, at the following annualized rate: 0.25% of the Fund's average daily net assets for average daily net assets up to and including $1 billion; and 0.20% of the Fund's average daily net assets in excess of $1 billion. In calculating the net assets of the Fund, for purposes of this computation, all liabilities of the Fund will be deducted from gross assets except the principal amount of any indebtedness for money borrowed, including debt securities issued by the Fund.

         b. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the

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               date of  termination,  as the  case  may be,  shall  be  prorated according to the proportion which such period bears to the full month in which the effectiveness or termination occurs.

         c. Notwithstanding any other provision of this Agreement, the Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable under this Agreement (in advance of the time such fee or portion of the fee would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

         d. The waiver, if any, by the Adviser of its Advisory Fee from the Fund shall not affect the payment of the fee to the Subadviser set forth in subsection (a) above.

6.       REPRESENTATION AND WARRANTIES OF SUBADVISER

                  The Subadviser represents and warrants to the Adviser and the Fund as follows:

         a. The Subadviser is registered as an investment adviser under the Advisers Act;

         b. The Subadviser is a corporation duly organized and validly existing under the laws of the State of New Jersey with the power to own and possess its assets and carry on its business as it is now being conducted;

         c. The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by its Board of Directors or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the
               Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

         d. The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects.

7.       REPRESENTATIONS AND WARRANTIES OF ADVISER

                  The Adviser represents and warrants to the Subadviser as follows:

         a. The Adviser is registered as an investment adviser under the Advisers Act;

         b. The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

         c. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by its Board of Directors or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on


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               the  part  of  the  Adviser  for  the  execution,   delivery  and
               performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing
               instruments,   or  (iii)  any   material   agreement,   judgment,
               injunction, order, decree or other instrument binding upon the Adviser;

         d. The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects;

         e. The Adviser acknowledges that it has received a copy of the Subadviser's Form ADV prior to the execution of this Agreement;

         f. The Fund is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with all federal and state laws, rules and regulations applicable to the Fund and the operation of its business (other than those related to investment objectives, policies and restrictions over which the Subadviser has discretion pursuant to the terms hereof), including, without limitation, applicable disclosure and filing obligations for prospectuses, statements of additional information, registration statements, periodic reports to shareholders and regulatory bodies, proxy statements and promotional materials and advertisements; and

         g. The Fund is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with the terms and conditions of the Prospectus (other than those related to investment objectives, policies and restrictions over which the Subadviser has discretion pursuant to the terms hereof), including, without limitation, provisions relating to the computation of the Fund's net asset value and those relating to processing purchase, exchange and repurchase requests.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION

               All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 7, respectively, will survive for the duration of this Agreement and the parties to this Agreement will promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

9.       LIABILITY

               Neither the Subadviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Fund (at the direction or request of the Subadviser) or the Adviser in connection with the Subadviser's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his or her duties on behalf of the Fund or from reckless disregard by the Subadviser or any such person of the duties of the Subadviser under this Agreement.

               As to any matters not expressly provided for by this Agreement, the Subadviser shall be in all cases fully protected in acting or refraining from acting hereunder or thereunder in accordance with the instruction of the Adviser.


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10.      DURATION AND TERMINATION

         a. This Agreement shall become effective as of the date hereof, and unless sooner terminated as provided herein, shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the Board of Directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval.

         b. This Agreement may be terminated at any time, without the payment of any penalty, by the Directors of the Fund, by the Adviser, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Subadviser; or by the Subadviser on sixty days' written notice to the Fund and the Adviser. This Agreement may be terminated immediately in the event of a material breach of any provision of this Agreement by the other party to this Agreement. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
               Act), or on termination of the Advisory Agreement.

11.      REFERENCE TO ADVISER AND SUBADVISER

               Neither the Adviser, the Fund nor any affiliated person or agent of the Adviser or the Fund will make reference to or use the name of "AIG Global Investment Corp." or any derivative thereof or logo associated with that name, except references concerning the identity of and services provided by the Subadviser to the Fund, which references will not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of the Subadviser, which approval will not be unreasonably withheld or delayed.

               Upon termination of this Agreement in accordance with Section 10(b) hereof, the Adviser, the Fund and the Fund and their affiliates will cease to make such reference or use such name (or derivative or logo).

               The Adviser consents to the use of its name in materials produced by the Subadviser which lists the Adviser as a client utilizing the services of the Subadviser.

12.      PROVISION OF CERTAIN INFORMATION BY SUBADVISER

               The Subadviser will promptly notify the Fund in writing of the occurrence of any of the following events:

         a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; and

         c. the chief executive officer or controlling stockholder of the Subadviser or the portfolio manager of the Fund changes.


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13.      AMENDMENT

               This Agreement may be amended by written amendment signed by the parties, provided that the terms of any material amendment shall be approved (i) by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of the Directors of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by law.

14.       CONFIDENTIALITY

               Subject to the duties of the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Subadviser will treat as confidential all records and other information pertaining to the Fund or the Adviser that the Subadviser maintains or receives as a result of its responsibilities under this Agreement. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Directors has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Fund to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

15.      NOTICE

               All notices required to be given pursuant to this Agreement will be delivered or mailed to the last known business address of the Fund, the Adviser, or the Subadviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice will be deemed given on the date delivered or mailed in accordance with this section.

16.      GOVERNING LAW

               The provisions of this Agreement will be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter will control.

17.      COUNTERPARTS

               This Agreement may be executed in one or more counterparts, each of which will be deemed an original, all of which will together constitute one and the same instrument.


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

18.      CERTAIN DEFINITIONS

               For the purposes of this Agreement, "interested person," "affiliated person", "majority of outstanding voting securities" and "assignment" have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

19.      HEADINGS

               The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part of this Agreement.

20.      SEVERABILITY

               If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected.

21.      ENTIRE AGREEMENT

               This Agreement contains the entire understanding and agreement of the parties.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                     AIG SUNAMERICA ASSET MANAGEMENT CORP.


                                     By:
                                         -------------------------
                                         Peter A. Harbeck
                                         President and CEO



                                     AIG GLOBAL INVESTMENT CORP.


                                     By:
                                         -------------------------
                                         Steven Guterman
                                         Attorney-in-Fact



                                       9